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                                                                   EXHIBIT 99(A)

                              RAYCHEM CORPORATION

               FORM 10-K FOR THE FISCAL YEAR ENDED JUNE 30, 1994

     Participating Subsidiaries in the Amended and Restated 1984 Employee Stock Purchase Plan for United States employees and employees of certain domestic and foreign subsidiaries.

The following subsidiaries of Raychem Corporation have been designated by the Administrator to participate in the Plan:

Compagnie Francaise des Isolants S.A.
Elo Touch Systems, Inc.
K.K. Raychem
Raychem AG
Raychem A/S (Denmark)
Raychem (Australia) Proprietary, Ltd.
Raychem Gesellschaft m.b.H.
Raychem GmbH
Raychem (H.K.) Limited
Raychem International Corporation
Raychem Korea Limited
Raychem Limited
Raychem (Nederland) B.V.
Raychem New Zealand Limited
Raychem N.V.
Raychem OY
Raychem S.A.
Raychem, S.A.
Raychem Saudi Arabia Limited
Raychem Singapore Pte. Limited
Raychem S.P.A.
Raychem Taiwan Limited
Raychem Technologies E.C.
Raynet Corporation
Raynet GmbH
Raynet International
Raynet N.V.
Raynet U.K.
Raynet S.A.R.L.
Remtek Corporation
Remtek International
Sigmaform Corporation
Sigmaform France S.A.R.L.
Sigmaform GmbH
Sigmaform U.K. Ltd.
Walter Rose GmbH & Co. KG